UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2021

GRAYBAR ELECTRIC COMPANY, INC.
(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 13, 2021, Graybar Electric Company, Inc. (“Graybar” or the “Company”), and Graybar Canada Limited, its Canadian operating subsidiary (“Graybar Canada”), amended and extended their five-year revolving credit facility (the “Revolving Credit Facility”) pursuant to the terms and conditions of a Fourth Amendment to Credit Agreement, dated as of August 13, 2021 (the “Amended Credit Agreement”), by and among Graybar, as parent borrower, Graybar Canada Limited, as a borrower, the lenders party thereto, Bank of America, N.A. as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer and Bank of America, N.A., acting through its Canada Branch, as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer.  The Amended Credit Agreement includes a $100.0 million sublimit (in U.S. or Canadian dollars) for borrowings by Graybar Canada.  The Revolving Credit Facility contains an accordion feature, which allows Graybar to request increases in the aggregate borrowing commitments of up to $375.0 million.

Interest on the Company’s borrowings under the Revolving Credit Facility will be based on, at the borrower’s election, either (A) (i) the base rate (as defined in the agreement), or (ii) LIBOR (in the case of Graybar as borrower) or (B) (i) the base rate (as defined in the agreement) or (ii) CDOR (in the case of Graybar Canada as borrower), in each case plus an applicable margin, as determined by the pricing grid set forth in the Amended Credit Agreement.  The Fourth Amendment added LIBOR fallback language to address the announced future cessation of specified dollar LIBOR tenor settings.  In connection with such a borrowing, the applicable borrower will also select the term of the loan, up to six months, or automatically renew with the consent of the lenders.  Swing line loans, which are daily loans, will bear interest at a rate based on, at the borrower’s election, either (i) the base rate or (ii) the daily floating Eurodollar rate (or CDOR, in the case of Graybar Canada).  In addition to interest payments, there are certain fees and obligations associated with borrowings, swing-line loans, letters of credit and other administrative matters.

The five-year Amended Credit Agreement matures in August 2026.  Borrowings of Graybar Canada may be in U.S. Dollars or Canadian Dollars.  The obligations of Graybar Canada are secured by the guaranty of Graybar and any material domestic subsidiaries of Graybar (as defined).  Under no circumstances will Graybar Canada use its borrowings to benefit Graybar or its operations, including without limitation to repay any of Graybar’s obligations under the facility.

The Amended Credit Agreement provides for a quarterly commitment fee ranging from 0.25% to 0.4% per annum, subject to adjustment based upon the consolidated leverage ratio for a fiscal quarter, and letter of credit fees ranging from 1.00% to 1.60% per annum payable quarterly, subject to such adjustment.  Borrowings can be either base rate loans plus a margin ranging from 0.00% to 0.60% or LIBOR loans plus a margin ranging from 1.00% to 1.60%, subject to adjustment based upon the consolidated leverage ratio.  Availability under the Amended Credit Agreement is subject to the accuracy of representations and warranties and absence of a default and, in the case of Canadian borrowings denominated in Canadian dollars, the absence of a material adverse change in the national or international financial markets, which would make it impracticable to lend Canadian dollars.

The Amended Credit Agreement contains updated customary affirmative and negative covenants for credit facilities of this type, including limitations on Graybar and all but certain of our subsidiaries with respect to indebtedness (with specified, limited exceptions), liens, changes in the nature of our business, investments, mergers and acquisitions, issuance of equity securities, dispositions of assets and dissolution of certain subsidiaries, transactions with affiliates, as well as securitizations, factoring transactions, and transactions with sanctioned parties or in violation of certain US or Canadian anti-corruption and anti-money laundering laws.  There are also maximum leverage ratio and minimum interest coverage ratio financial covenants to which the Company will be subject during the term of the Amended Credit Agreement.

The Amended Credit Agreement also provides for customary events of default, including a failure to pay principal, interest or fees when due, failure to comply with covenants, the fact that any representation or warranty made by any of the credit parties is materially incorrect, failure to comply with covenants, the occurrence of an event of default under certain other indebtedness of Graybar and its subsidiaries, the commencement of certain insolvency or receivership events affecting any of the credit parties, certain actions under ERISA and the occurrence of a change in control of any of the credit parties (subject to certain permitted transactions as described in the Amended Credit Agreement).  Upon the occurrence of an event of default, the commitments of the lenders may be terminated and all outstanding obligations of the credit parties under the Amended Credit Agreement may be declared immediately due and payable.

Certain parties to the Amended Credit Agreement and certain of their respective affiliates have performed in the past, and may from time to time perform in the future, banking, investment banking and other advisory services for the Company and its affiliates for which they have received, and/or will receive, customary fees and expenses.

Also on August 13, 2021, the Company amended both its uncommitted $100 million private placement shelf agreement with PGIM, Inc. ("Prudential", and the "Prudential shelf agreement") and its uncommitted $150 million private placement shelf agreement with MetLife Investment Management, LLC, MetLife Investment Management Limited ("MetLife", and the "MetLife shelf agreement"), to conform those agreements to specified changes in the Amended Credit Agreement.

The descriptions of the Amended Credit Agreement, the Prudential shelf agreement and the MetLife shelf agreement in this Form 8-K do not purport to be complete and are qualified in their entirety by the full text of the respective agreements, which are attached as exhibits to this current report on Form 8-K.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On August 17, 2021, Graybar issued a press release announcing the entry into the Amended Credit Agreement.  The full text of the press release is attached hereto as Exhibit 99 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01        Financial Statements and Exhibits

(d)                   Exhibits

10.1     Fourth Amendment to Credit Agreement, dated as of August 13, 2021, among the Company, as parent borrower, Graybar Canada Limited, as a borrower, the lenders party thereto, Bank of America, N.A., as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer and Bank of America, N.A., acting through its Canada Branch, as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer

10.2     Amendment No. 3 to Private Shelf Agreement, dated August 13, 2021, among the Company and MetLife Investment Management, LLC (formerly known as MetLife Investment Advisors, LLC), MetLife Investment Management Limited and any MetLife affiliates

10.3     Amendment No. 4 to Private Shelf Agreement, dated August 13, 2021, between the Company and PGIM, Inc

99        Press release dated August 17, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date:August 17, 2021	By: /s/ Matthew W. Geekie
Matthew W. Geekie
Senior Vice President, Secretary &
General Counsel